Exhibit 10.4

EXECUTION COPY

FIFTH AMENDMENT TO

CREDIT AGREEMENT AND

AGREEMENT REGARDING DEPARTING LENDERS

This FIFTH AMENDMENT TO CREDIT AGREEMENT AND AGREEMENT REGARDING DEPARTING LENDERS (this “Fifth Amendment”) dated as of June 26, 2009 is among INTL COMMODITIES, INC., a Delaware corporation (the “Borrower”), the Lenders from time to time parties to the Credit Agreement (as defined below) (the “Lenders”), FORTIS BANK SA/NV, NEW YORK BRANCH, as an Issuing Bank (an “Issuing Bank”), Lead Arranger, Documentation Agent (the “Documentation Agent”), Syndication Agent (the “Syndication Agent”) and Swing Line Lender and FORTIS CAPITAL CORP., a Connecticut corporation, as Administrative Agent (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of April 30, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein having the meanings given to them in the Credit Agreement unless otherwise defined herein); and

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement, and, pursuant to Section 11.01 of the Credit Agreement, the Borrower, the Lenders (other than the Departing Lenders), the Swap Banks (other than any Swap Bank that is a Departing Lender) and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments.

Upon the occurrence of the Effective Date (as defined in Section 2 below), the Credit Agreement is hereby amended as follows:

(a) Section 1.01 is amended as follows:

(i)	The definition of “Applicable Margin” is amended and restated in its entirety as follows:

““Applicable Margin” means, as to each Loan, the percentage per annum as set forth below:

Type of Loan	Applicable Margin
Base Rate Loan	1.50%
Eurodollar Rate Loan	3.25	%.”

(ii)	The definition of “Base Rate” is amended and restated in its entirety as follows:

““Base Rate” means, for any day, a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time established by Fortis Bank SA/NV, New York Branch as its “prime rate” or “base rate” at its principal office in New York City, or (b) the Federal Funds Rate plus one-half of one percent (.50%). Such prime rate or base rate is merely a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by Fortis Bank SA/NV, New York Branch, the Administrative Agent or any Lender.”

(iii)	The definition of “Borrowing Base Advance Cap” is amended by (i) deleting clause (b)(vii) therein and replacing it with: “(vii) 80% of the value of Eligible Special Inventory; plus”.

(iv)	The definition of “Committed Line” is amended and restated in its entirety as follows:

““Committed Line” means the aggregate Committed Line Portions of all of the Lenders as set forth on Schedule 2.01 hereto, which shall be $62,000,000 on the effective date of the Fifth Amendment to Credit Agreement dated as of June 26, 2009 among the Borrower, the Administrative Agent and the Lenders and shall be subject to increase in accordance with Section 2.01(b) hereof and reduction in accordance with Section 2.05A hereof.”

(v)	The definition of “Eligible Accounts Receivable” is amended by deleting in clause (a), “or is a JV Eligible Account Receivable”.

(vi)	The definition of “Eligible Airway BL Inventory” is amended and restated in its entirety as follows:

““Eligible Airway BL Inventory” means inventory of Precious Metals of the Borrower that would constitute Eligible Precious Metals Inventory but for the fact that:

(a) clauses (j) and (k) of the definition of Eligible Inventory may not have been satisfied;

(b) the Administrative Agent and the Lenders have not received the documentation referred to in clause (c) of the definition of Eligible Inventory; and

(c) such inventory is not at a location mentioned in the introductory paragraph of the definition of Eligible Inventory,

provided that (i) such inventory is (w) in the possession and under the control of Brink’s Global Services UK, G4S International UK LTD, DNATA (a Dubai corporation trading as “Transguard”) or any other precious metals carrier acceptable to the Administrative Agent, (x) on or in transit to or from an airplane, and (y) covered by an airway bill of lading, and, in each case upon delivery, it will constitute Eligible Inventory and (ii) the Administrative Agent shall have received a copy of the applicable airway bill of lading. The aggregate amount of Eligible Airway BL Inventory included in the Borrowing Base Advance Cap at any time shall not exceed $10,000,000, before application of the applicable advance rate. Any inventory shall be included in Eligible Airway BL Inventory for a maximum of five (5) days.”

(vii)	The definition of “Eligible Inventory” is amended by deleting the third parenthetical and replacing it with the following:

“(except (i) Eligible Mexican Inventory and Eligible Other Metals Inventory shall be valued at the lower of cost or market, and (ii) Eligible Special Inventory which has not been pre-sold in the ordinary course of business shall be valued at the lower of cost or market)”.

(viii)	The definition of “Eligible Other Metals Inventory” is amended and restated in its entirety as follows:

““Eligible Other Metals Inventory” means Eligible Inventory that does not meet the criteria to be included as Eligible Precious Metals Inventory or Eligible Base Metals Inventory, which (x) is not Exchange Deliverable, (y) has price risk that has not been hedged, and (z) is not subject to a valid forward sales contract, provided, that the aggregate amount of Eligible Other Metals Inventory included in the Borrowing Base Advance Cap at any time shall not exceed $5,000,000 before application of the applicable advance rate, provided, further, that the aggregate amount of Eligible Other Metals Inventory when added to the aggregate amount of Eligible Special Inventory, in each case included in the Borrowing Base Advance Cap at any time, shall not exceed $20,000,000 before application of the applicable advance rates.”

(ix)	The definition of “Eligible Special Inventory” is inserted in its proper alphabetical place as follows:

““Eligible Special Inventory” means: (i) Eligible Brink’s Warrantable Inventory; (ii) Eligible Airway BL Inventory; and (iii) other inventory of Product that would constitute Eligible Metals Inventory but for the fact that (a) clause (k) of the definition of Eligible Inventory may not have been satisfied, (b) the Administrative Agent and the Lenders have not received the documentation referred to in clause (c) of the definition of Eligible Inventory, and (c) such inventory is not at a location mentioned in the introductory paragraph of the definition of Eligible Inventory; provided that

(A) (x) such inventory under clause (iii) is in the possession and under the control of a Reputable Bonded Warehouse located in China, St. Petersburg, Chile, Peru or Dubai or another Reputable Bonded Warehouse acceptable to the Lenders, (y) the aggregate amount of such inventory under clause (iii) located at any one location (other than in Dubai) included in the Borrowing Base Advance Cap at any time shall not exceed $10,000,000 before application of the applicable advance rate, and (z) the Administrative Agent shall have received such documentation relating thereto as the Required Lenders shall reasonably request, and

(B) the aggregate amount of Eligible Special Inventory, when added to the aggregate amount of Eligible Other Metals Inventory, in each case included in the Borrowing Base Advance Cap at any time, shall not exceed $20,000,000 before application of the applicable advance rates.”

(x)	The definition of “Equity” is amended by deleting the parenthetical in clause (c).

(xi)	The definition of “Expiration Date” is amended by deleting “June 26, 2009” and replacing it with “June 25, 2010”.

(xii)	The definition of “Interest Period” is amended and restated in its entirety as follows:

““Interest Period” means, as to any Eurodollar Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a Eurodollar Rate Loan, and ending on the date selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation as the ending date thereof, not to exceed a period of one or two weeks or one, two, three, four, five or six months thereafter; provided, however, that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the scheduled Expiration Date.”

(xiii)	The definition of “Issuance Cap” is inserted in its proper alphabetical place as follows:

““Issuance Cap” means with respect to the obligation of an Issuing Bank to issue any Letter of Credit under this Agreement, the maximum permitted aggregate outstanding amount of L/C Obligations attributable to Letters of Credit issued by such Issuing Bank, as shall be agreed upon by each Issuing Bank, the Borrower, the Administrative Agent and Fortis Bank SA/NV, New York Branch in writing upon any new Issuing Bank becoming an Issuing Bank. As of June 26, 2009, Fortis Bank SA/NV, New York Branch is the sole Issuing Bank with an Issuance Cap in an amount equal to the Committed Line. The Issuance Cap for Fortis Bank SA/NV, New York Branch shall be reduced, in its sole discretion, by all or any part of the amount of the Issuance Cap of each new Issuing Bank. The Issuance Caps may be modified in accordance with the agreements referred to in and the terms of this definition without regard to Section 11.01 of this Agreement.”

(xiv)	The definition of “Issuing Bank” is amended and restated as follows:

““Issuing Bank” means Fortis Bank SA/NV, New York Branch, and subject to the agreement of the Borrower, the Administrative Agent, Fortis Bank SA/NV, New York Branch and such Lender, any other Lender.”

(xv)	The definition of “JV Eligible Accounts Receivable” is deleted.

(xvi)	The definition of “Lender” is amended by deleting “Fortis Capital Corp.”

(xvii)	The definition of “Reputable Bonded Warehouse” is inserted in its proper alphabetical place as follows:

““Reputable Bonded Warehouse” means any warehouse listed below or approved in writing from time to time by the Required Lenders:

CWT Commodities. Inc

1.	NO 257 NAN DA ROAD, SHANGHAI, CHINA

2.	NO. 495 TIE SHAN ROAD, SHANGHAI, CHINA

3.	NO. 3501 GONGHEXIN ROAD, SHANGHAI, CHINA

4.	No. 68 HEDAN RD. WAI GAO QIAO FREE TRADE ZONE, PUDONG SHANGHAI

5.	NO. 2118 XINCUN ROAD, SHANGHAI, CHINA

6.	NO. 1328 YIXIAN ROAD, SHANGHAI, CHINA

7.	No. 18 Guizhou Rd. Tianjin

8.	B 506/507 Land Bridge International, Lianyun District, Lianyunguang City China

9.	299 Gangqian Rd, Huangpu Port, Guangzhou

10.	333 Jiujiang Rd., Shanghai

C. Steinweg

1. 89 Shenya Road Shanghai Wai Gao Qiao Bonded

Logistics Zone 200137 Shanghai

2. 1603 Hui Rong Plaza Bl No.65 Xianggang Xi Road

266071 Qingdao

3. Av. Paz Soldan 170 San Isidro 27 Lima

APL Logistics Chile SA

1. Av. Laguna Sur 9660

A, SANTIAGO, XIII Chile

ENAP PROGINERIAS SA

2. Av 3 Poniente 800

Camino Melipilla, SANTIAGO, XIII Chile

IMPORTADORA Y COMERCIALIZADORA AMANCILTDA

1. Rivas 690

SANTIAGO, XIII Chile

OAO Petrolesport

l, Gladkiy Island, 198099,

St. Petersburg, Russia

ZAP PKT

1. 17, Road to Turukhtanny Islands, 198035,

St Petersburg, Russia

provided that (a) if requested by the Administrative Agent or the Required Lenders, the Borrowers shall deliver evidence that such warehouse has complied with all applicable licensing and other requirements to lawfully operate a public warehouse facility, and (b) the Administrative Agent or the

Required Lenders shall have the right in their sole discretion to exclude any such warehouse listed above or approved from time to time from “Reputable Bonded Warehouse” upon thirty (30) days’ prior written notice to the Borrower.”

(xviii)	The definition of “Swing Line Lender” is amended and restated in its entirety as follows:

““Swing Line Lender” means Fortis Bank SA/NV, New York Branch, in its capacity as lender of Swing Line Loans hereunder.”

(xix)	The definition of “Working Capital” is amended by deleting “(other than JV Eligible Accounts Receivable in an amount of up to $10,000,000)”.

(b) Section 2.01(b) is amended by deleting “$150,000,000” and replacing it with “$100,000,000”.

(c) Section 2.08(b) is amended by deleting “0.25%” and replacing it with “0.75%”.

(d) Section 2.08(c) is amended and restated in its entirety as follows:

“(c) In connection with any extension under Section 2.14, the Borrower shall pay to the Administrative Agent for the account of each Extending Lender and each New Lender a fee in cash in an amount equal to such Extending Lender’s or such New Lender’s, as applicable, Committed Line Portion (after giving effect to such extension) multiplied by (i) 0.30% if such Committed Line Portion is less than $20,000,000 and (ii) 0.40% if such Committed Line Portion is greater than or equal to $20,000,000.”

(e) Article III of the Credit Agreement is amended by making the deletions and insertions marked in Annex IV hereto.

(f) New Sections 4.02(c) and 4.02(d) are inserted as follows:

“(c) If prior to the first day of any Interest Period:

(i)     (A) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the relevant Eurodollar Rate for such Interest Period, or

(B) the Administrative Agent shall have received notice from the Required Lenders that the relevant Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders, as soon as practicable thereafter.

(ii) If such notice is given with respect to the Eurodollar Rate applicable to Loans, (x) any such Eurodollar Rate Loan requested to be made on the first day of such Interest Period shall be made as a Base Rate Loan, (y) any Base Rate Loans that were to have been converted on the first day of such Interest Period to Eurodollar Rate Loans shall continue as Base Rate Loans and (z) any outstanding Eurodollar Rate Loans shall be converted to Base Rate Loans on the last day of the applicable Interest Period.

(iii) Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to Eurodollar Rate Loans.

(iv) The Administrative Agent shall withdraw (a) any such notice pursuant to subsection (i)(A) of this Section 4.02(c) if the Administrative Agent determines that the relevant circumstances have ceased to exist and (b) any such notice pursuant to subsection (i)(B) of this Section 4.02(c) upon receipt of notice from the Required Lenders that the relevant circumstances described in such subsection (i)(B) have ceased to exist.

(d) Notwithstanding any other provision herein, if the adoption of or any change in any law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans or to issue Letters of Credit as contemplated by this Agreement, (a) the agreement of such Lender hereunder to make Eurodollar Rate Loans or issue Letters of Credit, continue Eurodollar Rate Loans as such and, convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be suspended for so long as such unlawfulness exists and (b) such Lender’s Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by applicable law.”

(g) Section 7.01 is amended by deleting “and” at the end of clause (c), deleting “.” at the end of clause (d) and replacing it with “; and”, and inserting the following new clause (e):

“(e) as soon as available, but not later than July 31, 2009, a Collateral Position audit report dated as of a recent date in form and substance satisfactory to the Required Lenders.”

(h) Section 7.15 is amended as follows:

(i) Clauses (a) and (b) are each amended by deleting “$15,000,000.00” and replacing it with “$20,000,000”.

(ii) Clause (c) is amended by deleting “8.0 : 1.0” and replacing it with “5.0 : 1.0”.

(i) Section 8.11 is amended by deleting “$25,000,000” and replacing it with “$20,000,000”.

(j) Section 8.15 is amended in its entirety to read as follows:

“8.15 Loans and Investments. Borrower shall not purchase or acquire, or make any commitment therefor, any equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any acquisitions, or make or commit to make any advance, loan, extension of credit (other than pursuant to sales or purchases on open account in the ordinary course of Borrower’s business) or capital contribution to or any other investment in, any Person, except that the Borrower may (a) make the Mexican Loans and permit the Mexican Receivables to exist, so long as the aggregate principal amount of the Net Mexican Obligations shall not at any time exceed $3,000,000 and (b) lease Precious Metals under leasing arrangements (i) with any lessee whose long term senior unsecured rating is A or higher by S&P or A2 or higher by Moody’s (on terms and conditions (including, without limitation, the maintenance of insurance by such lessee) and subject to documentation in form and substance, acceptable to the Administrative Agent), so long as (x) the Borrower’s aggregate cost of Precious Metals leased to any one such lessee shall not exceed $20,000,000 and (y) the Borrower shall have delivered to the Administrative Agent a written summary of the principle lease terms (including, without limitation, the name of the lessee, lease tenor, location of the lessee’s premises and monetary terms) and a fully executed copy of the lease agreement, in each case certified as true and correct by a Responsible Officer, (ii) with any other lessee approved by the Administrative Agent (on terms and conditions (including, without limitation, the maintenance of insurance by the lessee) and subject to documentation in form and substance, acceptable to the Administrative Agent) so long as (x) the Borrower’s cost of Precious Metals leased to any such lessee shall not exceed $2,500,000 in the aggregate and the Borrower’s cost of Precious Metals leased to all such lessees shall not exceed $5,000,000 in the aggregate, (y) the termination date of any such lease is not later than one year from the date such lease is entered into, and (z) the Administrative Agent shall have given the Lenders prior written notice of any such lease, or (iii) as otherwise approved by the Required Lenders.”

(k) Section 8.17 is deleted.

(l) Section 10.08 is amended by deleting “the terms “Issuing Bank” and “Lender” include” and replacing it with “the term “Lender” includes”.

(m) Section 10.13 is amended and restated in its entirety as follows:

“10.13 Documentation Agent. None of the Documentation Agent, Syndication Agent or Lead Arranger, in its capacity as such, shall have any duties or responsibilities under this Agreement or any other Loan Document. None of the Documentation Agent, Syndication Agent or Lead Arranger shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Documentation Agent, Syndication Agent or Lead Arranger in deciding to enter into this Agreement or any other Loan Document or in taking or not taking any action hereunder or thereunder.”

(n) Section 11.04 is amended by inserting after the first two references to Administrative Agent the following: “and the Lead Arranger”.

(o) Schedule A is amended by changing the Credit Limit therein for Eaton Corporation from $10,000,000 to $6,000,000.

(p) Schedule 2.01 is amended and restated in its entirety as set forth on Annex II hereto.

(q) Schedule 8.01 is amended by deleting “$25,000,000” and replacing it with “$35,000,000”.

(r) Annex I to Exhibit C is amended by deleting the line item for JV Eligible Accounts Receivable.

(s) Exhibit E is amended and restated in its entirety as set forth on Annex III hereto.

SECTION 2. Effectiveness of Amendment, etc.

This Fifth Amendment shall become effective on the date (the “Effective Date”) on which each of the following shall have been satisfied:

(a)	each of the Borrower, the Administrative Agent, the Swap Banks and the Lenders (including, without limitation, the Departing Lenders (as defined in Section 4(a) below) shall have duly executed this Fifth Amendment; and the Parent shall have duly executed and delivered to the Administrative Agent a consent substantially in the form of Annex I hereto;

(b)	the Borrower and the Security Agent shall have duly executed a First Amendment to the Security Agreement dated June 27, 2008 between them relating to certain collateral in Canada for the purpose of amending certain schedules thereto, in form and substance satisfactory to the Administrative Agent;

(c)	the Borrower shall have executed and delivered a Note for each Lender (other than a Departing Lender) that requests a Note;

(d)	the Borrower shall have duly executed and delivered a letter of credit fee letter to each Issuing Bank in form and substance satisfactory to such Issuing Bank;

(e)	the Borrower shall have duly executed and delivered an upfront fee letter in form and substance satisfactory to the Administrative Agent and the fees required to be paid thereunder shall have been received by the Lenders in immediately available funds;

(f)	the requirements of Section 4(a) below shall have been satisfied (immediately prior to giving effect to this Fifth Amendment); and

(g)	the Administrative Agent shall have received such corporate authorization documents of the Borrower and the Parent and such opinions of counsel, as the Required Lenders shall request.

SECTION 3. Effect of Amendment; Ratification; Representations; etc.

(a) On and after the Effective Date, the provisions of Section 1 and 3(e) of this Fifth Amendment shall be a part of the Credit Agreement, all references to the Credit Agreement in the Credit Agreement and the other Loan Documents shall be deemed to refer to the Credit Agreement as amended by this Fifth Amendment, and the term “this Agreement”, and the words “hereof, “herein”, “hereunder” and words of similar import, as used in the Credit Agreement, shall mean the Credit Agreement as amended hereby.

(b) Except as expressly set forth herein, this Fifth Amendment shall not constitute an amendment, waiver or consent with respect to any provision of the Credit Agreement, as amended hereby, and the Credit Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

(c) In order to induce the Administrative Agent and the Lenders to enter into this Fifth Amendment, the Borrower represents and warrants to the Administrative Agent and the Lenders that before and after giving effect to the execution and delivery of this Fifth Amendment:

(i)	the representations and warranties of the Borrower set forth in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects as if made on and as of the date hereof, except for those representations and warranties that by their terms were made as of a specified date which shall be true and correct on and as of such date, and

(ii)	no Default or Event of Default has occurred and is continuing.

(d) From and after the Effective Date, the Borrower, the Administrative Agent, the Swap Banks and the Lenders (including Fortis Bank SA/NV, New York Branch (“FBNY”)) hereby agree that FBNY shall be a party to the Intercreditor Agreement and shall be bound by the terms and provisions thereof (and entitled to the benefits thereof) as a Lender and a Swap Bank.

(e) From and after the Effective Date, all references to the “Documentation Agent” (or BNP Paribas, as Documentation Agent) in any Loan Document shall be deemed to be a reference to Fortis Bank SA/NV, New York Branch in such capacity, all references in any Loan Document to the “Syndication Agent” shall be deemed to be a reference to Fortis Bank SA/NV, New York Branch in such capacity and all references in any Loan Document to the “Lead Arranger” shall be deemed to be a reference to Fortis Bank SA/NV, New York Branch in such capacity.

(f) The Borrower hereby acknowledges and agrees that the Security Agreements and the Liens granted under the Security Agreements shall remain in full force and effect, shall continue without interruption as security for all of the Obligations and shall not be limited or impaired by this Fifth Amendment or the transactions contemplated hereby.

SECTION 4. Departing Lenders; Reallocation of Outstandings; Allocation of Accrued Interest and Fees.

(a) On the Effective Date (immediately prior to giving effect to this Fifth Amendment (and for the avoidance of doubt, each of the parties hereto acknowledges that none of the Departing Lenders shall be deemed to have consented to any of the amendments to the Credit Agreement set forth in Section 1 hereof and none of such amendments shall be effective until the requirements of this Section 4(a) have been satisfied)), the Borrower shall repay in full all outstanding Loans and other Obligations (including, without limitation, any amounts payable under Section 4.04 of the Credit Agreement in connection with such repayment and any Obligations in respect of Swap Contracts) owing to BNP Paribas, The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch and HSH Nordbank AG, New York Branch (the “Departing Lenders”) and upon such repayment, each of the Departing Lenders shall cease to be a Lender, each Departing Lender’s Committed Line Portion shall terminate and each Departing Lender’s rights and obligations under the Loan Documents (and the rights and obligations under the Intercreditor Agreement of each Departing Lender which is a Swap Bank) shall terminate (including, without limitation, any obligations under Section 2.14 or Article III of the Credit Agreement) except for any such rights under Sections 4.01(d), 4.02, 11.04 and 11.05 of the Credit Agreement and other rights that expressly survive such termination.

(b) On the Effective Date (immediately after giving effect to this Fifth Amendment), the Borrower shall repay Loans to Fortis Bank SA/NV, New York Branch in an amount such that after giving effect thereto, outstanding Loans shall be held by each Lender (other than the Departing Lenders) in accordance with its Pro Rata Share (after giving effect to this Fifth Amendment).

(c) All payments made under clauses (a) and (b) above shall be retained solely by the Departing Lender or Lender receiving such payment and shall not be subject to the pro rata sharing provisions set forth in the Loan Documents.

(d) Interest and fees payable to the Lenders (including, without limitation, the Departing Lenders) (i) that accrued prior to the Effective Date shall be allocated in accordance with the Pro Rata Shares before giving effect to this Fifth Amendment and (ii) that accrue from and after the Effective Date shall be allocated in accordance with the Pro Rata Shares after giving effect to this Fifth Amendment.

SECTION 5. Counterparts.

This Fifth Amendment may be executed by one or more of the parties to this Fifth Amendment on any number of separate counterparts (including by facsimile transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same agreement. A set of the copies of this Fifth Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

SECTION 6. Severability.

Any provision of this Fifth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7. GOVERNING LAW.

THIS FIFTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 8. WAIVERS OF JURY TRIAL.

THE BORROWER, THE ADMINISTRATIVE AGENT, THE SWAP BANKS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS FIFTH AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the day and year first above written.

INTL COMMODITIES, INC.

By:	/s/ Sean O’ Connor
	Name:	Sean O’ Connor
	Title:	Chairman

By:	/s/ Steven Springer
	Name:	Steven Springer
	Title:	CFO

FORTIS CAPITAL CORP., as Administrative Agent and as a Swap Bank

By:	/s/ Michiel V. M. vander Voort
	Name:	Michiel V. M. vander Voort
	Title:	MD

By:	/s/ John G. Sullivan
	Name:	John G. Sullivan
	Title:	Managing Director

FORTIS BANK SA/NV, NEW YORK BRANCH, as an Issuing Bank and as a Lender, a Swing Line Lender and a Swap Bank

By:	/s/ Michiel V.M. vander Voort
	Name:	Michiel V.M. vander Voort
	Title:	MD

By:	/s/ John G. Sullivan
	Name:	John G. Sullivan
	Title:	Managing Director

BNP PARIBAS, as a Departing Lender and as a Swap Bank

By:	/s/ Deborah P. Whittle
	Name:	Deborah P. Whittle
	Title:	Director

By:	/s/ Andrew Stratos
	Name:	Andrew Stratos
	Title:	Vice President

MIZUHO CORPORATE BANK, LTD.,
as a Lender

By:	/s/ Hodaka Shoji
	Name:	Hodaka Shoji
	Title:	Senior Vice President

By:
Name:
Title:

BROWN BROTHERS HARRIMAN & CO.,
as a Lender

By:	/s/ Paul Feldman
	Name:	Paul Feldman
	Title:	MD

By:	/s/ Lewis Hart
	Name:	Lewis Hart
	Title:	AVP

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Departing Lender

By:	/s/ Yoshihiro Kubo
	Name:	Yoshihiro Kubo
	Title:	Senior Vice President & Group Head

By:
Name:
Title:

HSH NORDBANK AG, NEW YORK BRANCH, as a Departing Lender

By:	/s/ David Lopez Menendez
	Name:	David Lopez Menendez
	Title:	Senior Vice President
HSH Nordbank AG, New York Branch

By:	/s/ Fabian Fuente
	Name:	Fabian Fuente
	Title:	Assistant Vice President
HSH Nordbank AG, New York Branch

Annex I

CONSENT OF PARENT

As of June 26, 2009, the undersigned hereby reaffirms the terms, conditions and the undersigned’s obligations under and in connection with the Parent Guarantee dated as of April 30, 2007 (as amended, supplemented or otherwise modified from time to time, the “Parent Guarantee”) executed by the undersigned and agrees that the undersigned’s obligations under the Parent Guarantee shall remain in full force and effect after giving effect to the Fifth Amendment to Credit Agreement dated as of June 26, 2009 among INTL Commodities, Inc., the Lenders party thereto, Fortis Bank SA/NV, New York Branch as an Issuing Bank and Fortis Capital Corp. as Administrative Agent. For the avoidance of doubt, the undersigned agrees to pay and reimburse all expenses incurred by the Administrative Agent and the Lenders (including, without limitation, attorneys’ fees and disbursements) in connection with the enforcement of the Parent Guarantee.

INTERNATIONAL ASSETS HOLDING CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Annex II

SCHEDULE 2.01

COMMITTED LINE AND

COMMITTED LINE PORTIONS

(EXCLUDING SWAP CONTRACTS)

I.	Committed Line:

A.	Maximum Line:	$62,000,000.00
B.	Total Line Amount Subscribed:	$62,000,000.00
C.	Subscribed Percentage	100%

II.	Committed Line Portions:

Bank	Dollar Amount	Pro Rata Share
Fortis Bank SA/NV, New York Branch	$30,000,000	48.39%
Mizuho Corporate Bank, Ltd.	$20,000,000	32.26%
Brown Brothers Harriman & Co.	$12,000,000	19.35%
Total Subscribed Committed Line Portions	$62,000,000	100%

Annex III

EXHIBIT E

FORM OF

BORROWING BASE COLLATERAL POSITION REPORT

[Date]

Fortis Capital Corp.

520 Madison Avenue

New York, New York 10022

Attention: Mr. Francisco Calmet

Phone: (212) 340-______

Fax: (212) 340-5340

Re:	Credit Agreement, dated as of April 30, 2007 (as amended or supplemented from time to time, the “Agreement”), by and among INTL COMMODITIES, INC., (the “Borrower”), the lenders that from time to time are parties thereto, Fortis Capital Corp., as Administrative Agent, and Fortis Bank SA/NV, New York Branch, as an Issuing Bank

Ladies and Gentlemen:

The Borrower, acting through its duly authorized Responsible Officer (as that term is defined in the Agreement), delivers the attached report to the Lenders and certifies to each of the Lenders that it is in compliance with the Agreement. Further, the undersigned hereby certifies that (i) the Net Position has at no time exceeded the limitations set forth in Section 8.11 of the Agreement, (ii) the undersigned has no knowledge of any Defaults or Events of Default under the Agreement which exist as of the date of this letter and (iii) as of the date written above, the amounts indicated on the attached schedule were accurate and true as of the date of preparation.

The undersigned also certifies that (i) the aggregate principal amount outstanding of Indebtedness under Permitted Receivables Financing Transactions is $________________, (ii) the aggregate amount of all outstanding Accounts sold under Permitted Receivables Sales Transactions is $____________________ and (iii) the aggregate principal amount outstanding of Indebtedness incurred under Permitted Ineligible Inventory Transactions is $_____________.

The undersigned also certifies that the amounts set forth on the attached report constitute all Collateral which has been or is being used in determining availability for an advance or letter of credit issued under the Borrowing Base Line as of the preceding date. This certificate and attached reports are submitted pursuant to Subsection 7.02(b) of the Agreement. Capitalized terms used herein and in the attached reports have the meanings specified in the Agreement.

Very truly yours,

INTL COMMODITIES, INC., a Delaware corporation

By:

Name:
Responsible Officer

By:

Name:
Responsible Officer

c/c The Lenders

INTL COMMODITIES, INC.

BORROWING BASE COLLATERAL POSITION REPORT

AS OF [DATE]

1.	COLLATERAL
A.	Eligible Cash Collateral	$	______		100%	$	_______
B.	Equity in Approved Brokerage Accounts	$	______		90%	$	_______
C.	Tier I Accounts	$	______		90%	$	_______
D.	Eligible Metals Inventory	$	______		85%	$	_______
E.	Tier II Accounts	$	______		85%	$	_______
F.	Contingent Inventory	$	______		85%	$	_______
G.	Eligible Special Inventory	$	______		80%	$	_______
H.	Eligible Other Metals Inventory	$	______		80%	$	_______
I.	Eligible Mexican Inventory	$	______		60%	$	_______
J.	The mark to market amounts owed by the Swap Banks under Swap Contracts as reported by the Swap Banks	$	______		90%	$
K.	The mark to market amounts owed to the Swap Banks under Swap Contracts as reported by the Swap Banks		($______	)	110%		(_____	)

	TOTAL COLLATERAL	$	______		______	$	______
	BORROWING BASE ADVANCE CAP (Lesser of Committed Line or Total Collateral)					$	______
II.	LENDER OUTSTANDINGS					$	______
A.	Loans from the Lenders (including Swing Line Loans)					$	______
B.	L/Cs from the Lenders					$	______
TOTAL OUTSTANDINGS UNDER BORROWING BASE LINE						$	______

III. EXCESS/(DEFICIT) (I-II)	$

Notes:

•	$___________ of the amount of Eligible Inventory that is included in the Borrowing Base Advance Cap (before giving effect to the advance rate) is subject to Permitted Leases.

•

The maximum amount of Eligible Brink’s Warrantable Inventory that may be included in the Borrowing Base Advance Cap at any time is $10,000,000, before application of the advance rate. Eligible Brink’s Warrantable Inventory is a component of Eligible Special Inventory.

•

The maximum amount of Eligible Airway BL Inventory that may be included in the Borrowing Base Advance Cap at any time is $10,000,000, before application of the advance rate. Eligible Airway BL Inventory is a component of Eligible Special Inventory.

•	The maximum amount of Eligible Other Metals Inventory that may be included in the Borrowing Base Advance Cap at any time is $5,000,000, before application of the advance rate.

•	The maximum amount of Eligible Mexican Inventory that may be included in the Borrowing Base Advance Cap at any time is $5,000,000, before application of the advance rate.

Without limitation of the foregoing, the maximum aggregate amount of Eligible Other Metals Inventory and Eligible Special Inventory that may be included in the Borrowing Base Advance Cap at any time is $20,000,000, before application of the advance rates.

Annex IV

ARTICLE III

THE LETTERS OF CREDIT

3.01 The Letter of Credit Lines.

(a) Subject to the limitations set forth in Subsection 3.01(b) below and on the terms and conditions set forth herein, (i) ~~the~~each Issuing Bank agrees, from time to time on any Business Day during the period from the Commitment Effective Date to the Expiration Date, (A) to Issue Letters of Credit for the account of the Borrower under the Borrowing Base Line and to amend or renew Letters of Credit previously Issued by it and (B) to honor conforming drafts under the Letters of Credit; and (ii) each of the Lenders will be deemed to have approved such Issuance, amendment or renewal, and shall participate in Letters of Credit Issued for the account of the Borrower. The applicable Issuing Bank shall promptly notify each other Lender as to the Issuance of such Letter of Credit and the corresponding Pro Rata Share of such Lender. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower’s ability to request that the Issuing ~~Bank~~Banks Issue Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, request that the Issuing ~~Bank~~Banks Issue Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

(b) ~~The~~No Issuing Bank shall~~not~~ Issue any Letter of Credit if:

(i)	any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the applicable Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the applicable Issuing Bank shall prohibit, or request that the applicable Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the applicable Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which ~~the~~such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the applicable Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the applicable Issuing Bank in good faith deems material to it;

(ii)	the applicable Issuing Bank has received written notice from any Lender, Administrative Agent or the Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

(iii)	the expiry date of any requested Type of Letter of Credit exceeds the earlier of (a) the expiry date set forth herein for such Type, or (b) the Expiration Date, or the amount of any requested Type of Letter of Credit exceeds the applicable L/C Sub-limit Cap after taking into account all outstanding L/C Obligations with respect to such Type of Letter of Credit;

(iv)	such requested Letter of Credit is not in form and substance acceptable to ~~the~~such Issuing Bank, or the Issuance of such requested Letter of Credit shall violate any applicable policies of the applicable Issuing Bank;

(v)	such Letter of Credit is for the purpose of supporting the Issuance of any letter of credit by any other Person;

(vi)	such Letter of Credit is denominated in a currency other than United States Dollars; or

(vii)	the amount of such requested Letter of Credit, plus the Effective Amount of all of the L/C Obligations, plus the Effective Amount of all Revolving Loans plus the Effective Amount of all Swing Line Loans exceeds the lesser of (x) the Borrowing Base Advance Cap or (y) the Committed Line, in which case the Administrative Agent shall notify the applicable Issuing Bank that there is a deficiency.

3.02 Issuance, Amendment and Renewal of Letters of Credit.

(a) Each Letter of Credit which is Issued hereunder shall be Issued upon the irrevocable written request of the Borrower pursuant to a Notice of Borrowing (Letter of Credit) substantially in the applicable form attached hereto as Exhibit B-1 (except that it shall be addressed to the applicable Issuing Bank) received by the applicable Issuing Bank and the Administrative Agent by no later than 3:00 p.m. (New York City time) on the proposed date of Issuance. Each such request for Issuance of a Letter of Credit shall be by electronic transfer or facsimile, confirmed by the close of the next Business Day in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the applicable Issuing Bank and Administrative Agent: (i) the proposed date of Issuance of the Letter of Credit (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiry date of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (vii) whether the Letter of Credit is a Standby or Documentary Letter of Credit; and (viii) such other matters as the applicable Issuing Bank may require. The applicable Issuing Bank shall promptly notify each other Lender by telecopier or electronic mail upon receipt of such Notice of Borrowing (Letter of Credit).

(b) From time to time while a Letter of Credit is outstanding and prior to the Expiration Date, subject to the terms and conditions set forth herein with respect to Issuance of Letters of Credit, the applicable Issuing Bank will, upon the written request of the Borrower received by the applicable Issuing Bank and the Administrative Agent prior to 3:00 p.m. (New York City time) on the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by electronic transfer or facsimile, confirmed by the close of the next Business Day in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the applicable Issuing Bank and Administrative Agent: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the applicable Issuing Bank may require.

(c) Upon receipt of a Notice of Borrowing (Letter of Credit) by an Issuing Bank, such Issuing Bank will confirm with the Administrative Agent (by telephone and in writing) that the Administrative Agent has received a copy of such Notice of Borrowing (Letter of Credit) and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Upon receipt by such Issuing Bank of confirmation from the Administrative Agent, that the requested Letter of Credit, amendment or renewal satisfies the conditions set forth in Sections 3.01(b)(iii) and (vi), such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Borrower, enter into the applicable amendment, or effect the applicable renewal, as the case may be, in each case in accordance with such Issuing Bank’s usual and customary business practices and subject to the other terms and conditions hereof.

(d) If any Issuing Bank shall issue, renew or amend any Letter of Credit without obtaining prior consent of the Administrative Agent (as provided in clause (c) above), such Letter of Credit (i) shall for all purposes be deemed to have been issued by such Issuing Bank solely for its own account and risk and (ii) shall not be considered a Letter of Credit outstanding under this Agreement, and no Lender shall be deemed to have any participation therein, effective as of the date of such issuance, amendment, or renewal, as the case may be, unless the Required Lenders expressly consent thereto; provided, however, that to be considered a Letter of Credit outstanding under this Agreement, the consent of all Lenders shall be required to the extent that any such issuance, amendment, or renewal is not then permitted hereunder by reason of the provisions of Sections 3.01(b)(iii) or 3.01(b)(vii).

(e) ~~(e)~~ No Letter of Credit shall be Issued which provides for automatic renewals. This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

(f) ~~(d)~~ The applicable Issuing Bank will also deliver to Administrative Agent a true and complete copy of each Letter of Credit or amendment to or renewal of a Letter of Credit Issued by it.

(g) Notwithstanding anything herein to the contrary, no Issuing Bank shall be obligated to issue any Letter of Credit if, after giving effect to the issuance of such Letter of Credit, the aggregate outstanding L/C Obligations attributed to Letters of Credit issued by such Issuing Bank exceeds such Issuing Bank’s Issuance Cap, provided that subject to the terms and conditions hereof, each Issuing Bank may issue such Letters of Credit on a discretionary basis.

3.03 Risk Participations. Drawings and Reimbursements.

(a) Immediately upon the Issuance of each Letter of Credit Issued by the applicable Issuing Bank, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from ~~the~~such Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Lender, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing. For purposes of Section 2.01, each Issuance of a Letter of Credit shall be deemed to utilize the Committed Line Portion of each Lender by an amount equal to the amount of such participation.

(b) In the event of any request for a drawing under a Letter of Credit Issued by ~~the~~any Issuing Bank by the beneficiary or transferee thereof, ~~the~~such Issuing Bank will promptly notify the Borrower. Any notice given by ~~the~~an Issuing Bank or Administrative Agent pursuant to this Subsection 3.03(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. The Borrower shall reimburse the applicable Issuing Bank prior to 5:00 p.m. (New York City time), on each date that any amount is paid by ~~the~~such Issuing Bank under any Letter of Credit (each such date, an “Honor Date”), in an amount equal to the amount so paid by ~~the~~such Issuing Bank. In the event the Borrower fails to reimburse the applicable Issuing Bank for the full amount of any drawing under any Letter of Credit, by 5:00 p.m. (New York City time) on the Honor Date, ~~the~~such Issuing Bank will promptly notify Administrative Agent and Administrative Agent will promptly notify each Lender thereof, and Borrower shall be deemed to have requested that Revolving Loans be made by the Lenders to be disbursed to ~~the~~such Issuing Bank not later than one (1) Business Day after the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Borrowing Base Line.

(c) Each Lender shall upon any notice pursuant to Subsection 3.03(b) make available to Administrative Agent for the account of the applicable Issuing Bank an amount in United States Dollars and in immediately available funds equal to its applicable Pro Rata Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Subsection 3.03(d)) each be deemed to have made a Revolving Loan to the Borrower in that amount. If any Lender so notified fails to make available to Administrative Agent for the account of the applicable Issuing Bank the amount of such Lender’s Pro Rata Share of the amount of the drawing, by no later than 3:00 p.m. (New York City time) on the Business Day following the Honor Date, then interest shall accrue on such Lender’s obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. Administrative Agent will promptly give notice of the occurrence of the Honor Date, but failure of Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this Section 3.03.

(d) With respect to any unreimbursed drawing that is not converted into Revolving Loans in whole or in part for any reason, the Borrower shall be deemed to have incurred from the applicable Issuing Bank an L/C Borrowing in United States Dollars, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Default Rate, and each Lender’s payment to the applicable Issuing Bank pursuant to Subsection 3.03(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 3.03.

(e) Each Lender’s obligation in accordance with this Agreement to make the Revolving Loans or L/C Advances, as contemplated by this Section 3.03. as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the relevant Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Issuing Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

3.04 Repayment of Participations.

(a) Upon (and only upon) receipt by Administrative Agent for the account of ~~the~~any Issuing Bank of immediately available funds from the Borrower (i) in reimbursement of any payment made by ~~the~~such Issuing Bank under a Letter of Credit with respect to which any Lender has paid Administrative Agent for the account of ~~the~~such Issuing Bank for such Lender’s participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, Administrative Agent will pay to each Lender, in the same funds as those received by Administrative Agent for the account of ~~the~~such Issuing Bank, the amount of such Lender’s Pro Rata Share of such funds, and ~~the~~such Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Lender that did not so pay Administrative Agent for the account of ~~the~~such Issuing Bank.

(b) If Administrative Agent or ~~the~~any Issuing Bank is required at any time to return to the Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Borrower to Administrative Agent for the account of ~~the~~such Issuing Bank pursuant to Subsection 3.04(a) in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Lender shall, on demand of ~~the~~such Issuing Bank, forthwith return to Administrative Agent or ~~the~~such Issuing Bank the amount of its Pro Rata Share of any amounts so returned by Administrative Agent or ~~the~~such Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to Administrative Agent or ~~the~~such Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

3.05 Role of the Issuing ~~Bank~~Banks.

(a) ~~The~~Each Issuing Bank and the Borrower agree that, in paying any drawing under a Letter of Credit Issued by ~~the~~such Issuing Bank, ~~the~~such Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft or certificates expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

(b) No Administrative Agent-Related Person nor any of the respective correspondents, participants, assignees, officers, directors, employees, agents or attorneys-in-fact of ~~the~~any Issuing Bank shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval or deemed approval of the Lenders; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

(c) The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Administrative Agent-Related Person, nor any of the respective correspondents, participants, assignees, officers, directors, employees, agents or attorneys-in-fact of ~~the~~any Issuing Bank shall be liable or responsible for any of the matters described in clauses (a) through (g) of Section 3.06; provided, however, anything in such clauses or elsewhere herein to the contrary notwithstanding, that the Borrower may have a claim against ~~the~~any Issuing Bank, and ~~the~~any Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which ~~the~~such Borrower proves were caused by ~~the~~such Issuing Bank’s willful misconduct or gross negligence or ~~the~~such Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) ~~the~~each Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) ~~the~~no Issuing Bank shall ~~not~~ be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.06 Obligations Absolute.

The Obligations of the Borrower under this Agreement and any L/C-Related Document to reimburse the applicable Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

(a) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

(c) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

(d) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

(e) any payment by the applicable Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the applicable Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

(f) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Obligations of the Borrower in respect of any Letter of Credit; or

(g) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

Notwithstanding anything to the contrary in this Section ~~3.06, the~~ 3.06 or otherwise, no Issuing Bank shall ~~not~~ be excused from liability to Borrower to the extent of any direct damages (as opposed to consequential, indirect and punitive damages, claims in respect of which (against any Issuing Bank, the Administrative Agent or any Lender) are hereby waived by Borrower) suffered by Borrower that are caused by any of ~~the~~such Issuing Bank’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, provided, however, that the parties hereto expressly agree that:

(i)	the Issuing ~~Bank~~Banks may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit.

(ii)	the Issuing ~~Bank~~Banks shall have the right, in its sole discretion, to decline to accept documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iii)	this sentence shall establish the standard of care to be exercised by the Issuing ~~Bank~~Banks when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

3.07 Cash Collateral Pledge.

Upon the request of Administrative Agent, (i) if ~~the~~any Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, (ii) if, as of the Expiration Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, (iii) if, at any time the outstanding aggregate Face Amount of any Letters of Credit shall exceed any L/C Sublimit Cap applicable to such Letters of Credit, or (iv) upon an Event of Default, the Borrower shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations. Upon the occurrence of the circumstances described in Section 2.05 requiring the Borrower to Cash Collateralize Letters of Credit, then, the Borrower shall immediately Cash Collateralize the L/C Obligations in an amount equal to the applicable excess.

3.08 Letter of Credit Fees.

(a) The Borrower shall pay to the ~~Issuing Bank~~Administrative Agent for the pro rata benefit of each of the Lenders purchasing a participation interest therein pursuant to Section 3.03(a), a letter of credit commission (the “L/C Commission”) in an amount equal to (i) a fee calculated at rate per annum equal to ~~the Applicable Margin then in effect~~2.75% multiplied by the average daily Face Amount of any outstanding Standby L/C during the period from and including the date of Issuance through and including the expiry date payable monthly in arrears on the last day of each month and (ii) ~~0.125~~0.25% flat per quarter or part thereof on the Face Amount of any Documentary L/C payable in advance upon the Issuance thereof, subject to a minimum Issuance fee of $500 with respect to any Letter of Credit.

(b) The Borrower shall pay to the ~~Issuing Bank~~Administrative Agent from time to time for the negotiation of any Letter of Credit for the account of the applicable Issuing Bank and the pro rata benefit of each of the Lenders having purchased a participation therein, a fee in the amount of 0.10% flat on the Face Amount of any such Letter of Credit, subject to a minimum fee of $250 with respect to each such Letter of Credit.

(c) The Borrower shall pay to the applicable Issuing Bank from time to time for the amendment of the text of any Letter of Credit for the account of ~~the~~such Issuing Bank, a fee in the amount of $150.

(d) The Borrower shall pay to the Issuing ~~Bank~~Banks such other fees as provided for in separate letter of credit fee letters.

(e) All fees shall be fully earned when paid and shall be nonrefundable.

3.09 Uniform Customs and Practice and International Standby Practices.

Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower, when a Letter of Credit is issued, the rules of: (a) The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce (“UCP”), or (b) The International Standby Practices (ISP) 98, also as published by the International Chamber of Commerce, each as most recently amended, modified or supplemented at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

3.10 References to Issuing Bank.

(a) Except as otherwise expressly set forth therein, all references to “the Issuing Bank” in the Loan Documents (other than this Agreement) shall be a reference to the Issuing Bank that Issued the applicable Letter of Credit or all Issuing Banks, as the context may require.

(b) The references to “the Issuing Bank” in the definitions of “Documentary L/C”, “Face Amount”, “L/C Amendment Application”, “L/C Application”, and “L/C Related Documents”, the final three references thereto in subsection 10.01, and the fourth reference thereto in subsection 11.07(h), shall each be a reference to “the applicable Issuing Bank”.

(c) The references to “the Issuing Bank” in the definition of “Cash Collateralize” and “Letters of Credit”, and in subsections 2.02, 2.14, 10.01 (other than the final three references), 11.01, 11.02, 11.05 and 11.07(b) shall each be reference to “each Issuing Bank”.

(d) The reference to “the Issuing Bank” in the definition of “Commitment Effective Date” shall be a reference to “Fortis Bank SA/NV, New York Branch, as an Issuing Bank”.

(e) The first reference to “the Issuing Bank” in subsection 11.07(h), the second reference thereto in subsection 10.05 and the reference thereto in Section 9.02 shall each be a reference to “any Issuing Bank” and the other references to “the Issuing Bank” in subsection 11.07(h) (other than the fourth reference) shall be a reference to “an Issuing Bank”.